UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2011

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9997
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2011, VistaGen Therapeutics, Inc. (the "Company") issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, which announced that the Company and University Health Network (Toronto) ("UHN"), under the direction of Dr. Gordon Keller, head of UHN's McEwen Centre for Regenerative Medicine, have expanded and extended their existing collaborative pluripotent stem cell research and development program through at least September 2017.

The expanded sponsored research collaboration, the terms of which are set forth in Amendment No. 4 to Sponsored Research Collaboration Agreement, dated October 24, 2011 (the "Amendment"), includes five key programs that will further support the Company's core drug rescue initiatives and potential cell therapy applications. The Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, provides that UHN's research will include the development of stem cell-based drug discovery and drug rescue technologies, using mature cardiac, liver and pancreatic beta-islet, blood and cartilage cells. The program will also focus on large-scale production of these cell types, each derived from human-induced pluripotent stem cells (hiPS cells), which are potentially suitable for in vivo transplantation studies and cell therapy applications.

Contemporaneous with the execution of the Amendment, the Company and UHN entered into License Agreement No. 1 (the "License Agreement"), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Under the terms of the License Agreement, UHN granted the Company exclusive rights to use CD172A, a novel molecule that can be used in the identification and isolation of mature and immature human cardiomyocytes from pluripotent stem cells, as well as methods for the production of cardiomyocytes from pluripotent stem cells that express this marker. In consideration for the grant of the license, the Company has agreed to make certain payments to UHN upon achievement of certain milestones set forth in the License Agreement, totaling $3.9 million, and to pay UHN royalties based on the receipt of revenue by the Company attributable to the licensed patents.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   November 30, 2011
By:	/s/ Shawn Singh

Name: Shawn Singh
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	License Agreement between University Health Network and VistaGen Therapeutics, Inc.
EX-10.2	Amendment No. 4 to Sponsored Research Collaboration Agreement
EX-99.1	Press Release